Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Primech Holdings Pte. Ltd.

We consent to the inclusion in the foregoing Registration Statement on Form F-1 of our report dated November 24, 2021, relating to the combined financial statements of Primech Holdings Pte. Ltd. as of March 31, 2021 and 2020 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company
Weinberg & Company
Los Angeles, California
March 31, 2022